Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of ironSource Ltd. of our report dated March 30, 2022 relating to the financial statements, which appears in ironSource Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146 Street, Tel Aviv-Yafo 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3-7954556, www.pwc.com/il